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                                                                   EXHIBIT 10.29

                               ADVISORY AGREEMENT

      This Advisory Agreement dated as of August 7, 2003 between SCOLR, Inc., a Delaware corporation (the "Company") and David T. Howard ("Howard").

      WHEREAS, Howard has served as President and Chief Executive Officer of the Company,

      WHEREAS, the Company and Howard have agreed that Howard will continue to provide advisory services to the Company as an independent contractor,

      WHEREAS, the Company and Howard desire to set forth their arrangements with regard to services to be provided to the Company.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Company and Howard agree as follows:

1. Advisory Services. Howard shall be appointed as the chairman of a new CDT Drug Delivery Task Force to be established by the Company to assist with the development and commercialization of the Company's drug delivery technology. In this capacity, Howard shall assist the Company's officers with respect to the Company's licenses, strategic alliances, and development projects involving the Company's CDT technology. During the term of this Agreement, Howard agrees to devote as much time as is reasonably necessary to perform his duties hereunder and shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform the duties of his position. The parties agree that Howard shall be permitted to pursue other business opportunities during the Term of this Agreement provided that such opportunities do not interfere with Howard's ability to perform his obligations hereunder. The Company agrees to provide Howard with reasonable advance notice if the Company requests him to be available at specific times or locations.

2. Term. The term of this Agreement shall be for a period commencing on August 7, 2003 and terminating on February 6, 2004.

3. Compensation. Howard shall receive cash compensation of $20,000 per month for his advisory services hereunder.

4. Reimbursement of Expenses. The Company shall reimburse Howard for customary and reasonable business expenses incurred in furtherance of Howard's duties under this Agreement. Howard shall provide adequate written documentation as may be required with respect to such expenses.

5. Confidentiality. Howard agrees that he shall not use for his own benefit or disclose to any third-party confidential information acquired by reason of the services provided under this Agreement. Howard's obligations under this paragraph shall survive the termination of this Agreement for a period of three years.
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6. Relationship Between Parties. It is understood and agreed that Howard's relationship to the Company shall be that of an independent contractor and the parties disclaim any intention to create a partnership, joint venture or employment relationship. Howard shall not be entitled to any benefits (including, but not limited to, health insurance, vacation, sick time or welfare, pension or profit sharing benefits) which are or may be available to employees of the Company. The Company shall not withhold or pay any federal, state or local income or payroll tax of any kind on behalf of Howard. Howard acknowledges and agrees that he is solely responsible for the payment of any income or other taxes related to this Agreement.

7. Miscellaneous Provisions.

      a. This document is the entire, final and complete agreement and understanding of the parties with respect to the subject matter hereof, and supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties. This Agreement may only be modified in writing executed by both the parties. In the event that any provision hereof shall be held to be invalid or unenforceable, the same shall not affect the validity and enforceability of the remaining provisions of this Agreement

      b. Waiver. No waiver of any provision of this Agreement shall be deemed, or constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

      c. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

      d. Governing Law and Venue. This Agreement and the right of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Washington. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts of Washington.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

      DAVID T. HOWARD                                  SCOLR, INC.


/s/   DAVID T. HOWARD                           /s/    Daniel B. Ward
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                                                By:    Daniel B. Ward
                                                Its:   Director and Chairman of
                                                       Compensation Committee

Date:                                                  Date:
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